Exhibit 10.14

TERMINATION AGREEMENT

This Termination Agreement, dated as of November 30, 2022 (the “Termination Agreement”), by and between Inflection Point Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Kingstown 1740 Fund, L.P. a Delaware limited partnership (“Kingstown 1740”) and Kingfishers L.P., a Delaware limited partnership (collectively the “Purchaser” and together with the Company the “Parties” and each, a “Party”).

WHEREAS, the Parties have entered into a Forward Purchase Agreement, dated as of September 21, 2021 (the “Agreement”);

WHEREAS, on September 16, 2022, the Company, entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and between the Company and Intuitive Machines, LLC, a Texas limited liability company (“Intuitive Machines”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”;

WHEREAS, as a condition and inducement to the parties willingness to enter into the Business Combination Agreement, the Company, Intuitive Machines, Kingstown 1740 and the other investors named therein (Kingstown 1740 and such other investors, collectively the, “Series A Investors”) have executed the Securities Purchase Agreement pursuant to which, the Series A Investors have agreed to purchase approximately $26.0 million (the “Series A Investment”) of 10.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share of the post-Business Combination company and warrants to purchase Class A common stock of the post-Business Combination company in the Series A Investment;

WHEREAS, in light of the Series A Investment, in connection with the Business Combination, the Company does not intend to ask the Purchaser to purchase any Forward Purchase Shares under the Agreement and the Purchaser does not intend to purchase any Forward Purchase Shares under the Agreement;

WHEREAS, the Parties hereto desire to terminate the Agreement upon on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 8(a) of the Agreement, the Parties may terminate the Agreement by mutual written consent of the Parties.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Termination Agreement have the respective meanings assigned to them in the Agreement.

2. Termination of the Agreement. Subject to the terms and conditions of this Termination Agreement, the Agreement is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate.

3. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Termination Agreement and to perform its obligations hereunder.

(b) The execution of this Termination Agreement by the individual whose signature is set forth at the end of this Termination Agreement on behalf of such Party, and the delivery of this Termination Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Termination Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

(d) EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 2 AND 3 OF THE AGREEMENT AND IN THIS SECTION 3 OF THIS TERMINATION AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS TERMINATION AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 3.

4. Miscellaneous.

(a) Notices. All notices and other communications given or made pursuant to this Termination Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Inflection Point Acquisition Corp., 34 East 51st Street, Fifth Floor, New York, New York 10022, Attn: Michael Blitzer, Co-Chief Executive Officer and Director, email: blitzer@kingstowncapital.com, with a copy to the Company’s counsel at: White & Case LLP, 1221 6th Avenue New York, New York 10020, Attn: Joel Rubinstein, Esq., email: joel.rubinstein@whitecase.com. All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page of this Termination Agreement, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 4(a).

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Termination Date.

(c) Entire Agreement. This Termination Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Termination Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties hereto and their respective successors. Nothing in this Termination Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Termination Agreement, except as expressly provided in this Termination Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no Party hereto may assign either this Termination Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(f) Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Termination Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Termination Agreement.

(h) Governing Law. This Termination Agreement, the entire relationship of the Parties hereto, and any dispute between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(i) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Termination Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Termination Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Termination Agreement or the subject matter hereof may not be enforced in or by such court.

(j) Waiver of Jury Trial. The Parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Termination Agreement and the transactions contemplated hereby.

(k) Amendments. This Termination Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Parties.

(l) Severability. The provisions of this Termination Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Termination Agreement, as applied to any Party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m) Expenses. Each of the Parties will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Termination Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(n) Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Termination Agreement. If an ambiguity or question of intent or interpretation arises, this Termination Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Termination Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Termination Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Termination Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party hereto has not breached will not detract from or mitigate the fact that such Party hereto is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any Party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

PURCHASER:

KINGSTOWN 1740 FUND L.P.

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Managing Partner

Address for Notices: 34 East 51st Street, 5th
Floor New York NY 10022 USA

E-mail: blitzer@kingstowncapital.com

KINGFISHERS L.P.

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Managing Partner

Address for Notices: 34 East 51st Street, 5th
Floor New York NY 10022 USA

E-mail: blitzer@kingstowncapital.com

COMPANY:

INFLECTION POINT ACQUISITION CORP.

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Co-Chief Executive Officer and Director

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